Exhibit 10.18

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

2012 STOCK INCENTIVE PLAN

Senior Management Stock Option Award Agreement

Award No.

1. Variable Terms. This Option shall have, and be interpreted according to, the following terms:

Name of Holder:

Type of Stock Option:	☐ Incentive Stock Option

☐ Non-Qualified Stock Option

Number of Shares subject to Option

Exercise Price per Share:

Grant Date:

Expiration Date:	10 years after Grant Date, unless earlier terminated as provided herein.

2. Vesting Schedule. The Holder shall become vested in the right to exercise this Option pursuant to the schedule set forth in Section 10(a) of the Plan; provided that in the event of death or Disability of the Holder, upon the occurrence of a Change of Control, or upon the voluntary termination by the Holder of his or her employment with the Company after reaching the age of 61 (but only if the Holder complies with the terms and provisions of Section 10(j) of the Plan) (“Retirement”), all rights to exercise this Option shall become immediately fully vested and exercisable. Otherwise, vesting shall only occur on a particular vesting date if the Holder continues to be an Employee on such vesting date. If the Holder ceases to be an Employee for any reason prior to the vesting date other than by reason of (i) death or Disability of the Holder, (ii) upon the occurrence of a Change of Control, or (iii) upon the Holder’s Retirement, any unvested portion of the Option shall immediately expire.

3. Term of Option. The term of the Option will expire at 5:00 p.m. Eastern time on the earliest of (i) the Expiration Date; (ii) the occurrence of any event of default under a promissory note made by the Holder in favor of the Company that is secured by Shares; or (iii) the occurrence of an Option Term Acceleration Event, as described herein. The term “Option Term Acceleration Event” means any of the following: (a) the termination of the Holder’s employment by the Company for “cause” (as defined in the Holder’s employment agreement with the Company), or (b) the voluntary termination by the Holder of his or her employment with the Company (other than upon death, Disability, or Retirement).

4. Manner of Exercise. The Option shall be exercised in the manner set forth in the Plan. The Exercise Price may be paid in the form of cash, check or, with the consent of the Administrator, a full recourse promissory note bearing interest and payable upon such terms as may be prescribed by the

Senior Management Stock Option Award Agreement

Advanced Disposal Waste Holdings Corp.

2012 Stock Incentive Plan

Administrator. The amount of Shares for which the Option may be exercised is cumulative; that is, if the Holder fails to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 3 and 6 of this Option Agreement and the terms of the Plan.

5. Special ISO Provisions. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If the Holder sells or otherwise disposes of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, the Holder agrees to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition. The Company does not guarantee that any transaction will receive ISO treatment for tax purposes.

6. Restrictions on Transfer. This Option may not be sold, pledged, or otherwise transferred except by the laws of descent and distribution. The Shares acquired pursuant to this Option shall be subject to the Shareholders Agreement.

7. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Option Agreement, the Holder may expressly designate a beneficiary (the “Beneficiary”) to the Holder’s interest in the Option awarded hereby. The Holder shall designate the Beneficiary by completing and signing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the “Designation of Beneficiary”) and delivering a signed copy to the Company.

8. Securities Law Restrictions. Regardless of whether the offering and sale of options or Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Option Agreement, provided that such restrictions upon the sale, pledge or other transfer of such Shares be no greater than such restrictions on the sale, pledge or other transfer of Shares owned by Star Atlantic Waste Holdings II, L.P. (“SAWH”) or any affiliate (as such term is defined in the Shareholders Agreement) of SAWH.

9. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR

Senior Management Stock Option Award Agreement

Advanced Disposal Waste Holdings Corp.

2012 Stock Incentive Plan

HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND DRAG-ALONG RIGHTS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE SHAREHOLDERS AGREEMENT TO WHICH THE ORIGINAL HOLDER OF THESE SHARES IS A PARTY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND DRAG-ALONG RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. The Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or the Shareholders Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10. Shareholders Agreement. No Shares shall be issued pursuant to an Option until the Holder executes a Joinder Agreement whereby the Holder agrees to be bound by the provisions of the Shareholders Agreement.

11. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the Holder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred and eighty (180) days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to such Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option

Senior Management Stock Option Award Agreement

Advanced Disposal Waste Holdings Corp.

2012 Stock Incentive Plan

Agreement until the end of the applicable stand-off period. The Company and its underwriters shall be beneficiaries of the agreement set forth in this Section 11. This Section 11 shall not apply to Shares registered in a public offering under the Securities Act, and the Optionee shall be subject to this Section 11 only if the directors and officers of the Company are subject to similar arrangements. “Initial Public Offering” shall mean a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar public market system. Notwithstanding the foregoing, the restrictions of the Market Standoff provided herein shall be no greater than the restrictions imposed upon the Shares owned by SAWH or any affiliate (as such term is defined in the Shareholders Agreement) of SAWH.

12. Notices. Any notice or communication required or permitted by any provision of this Option Agreement to be given to the Holder shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to the Holder at the last address that the Company had for the Holder on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Option Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

13. Binding Effect. Except as otherwise provided in this Option Agreement or in the Plan, every covenant, term, and provision of this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

14. Modifications. This Option Agreement may be modified or amended at any time, provided that the Holder must consent in writing to any modification that adversely alters or impairs any rights or obligations under the Option granted herein.

15. Headings. Section and other headings contained in this Option Agreement are for reference purposes only and do not describe, interpret, define or limit the scope or intent of this Option Agreement or any provision hereof.

16. Severability. Every provision of this Option Agreement and of the Plan is severable, except this Section 16. If this Section 16, or any portion of this Section is severed or declared illegal or invalid, this Option Agreement shall be null and void and any Shares issued hereunder shall be null and void and the Company shall promptly refund any money it received from the Holder with respect to any exercise of Options and cancel any such Shares. Except as set forth in the previous sentence, if any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Option Agreement.

17. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Option Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

Senior Management Stock Option Award Agreement

Advanced Disposal Waste Holdings Corp.

2012 Stock Incentive Plan

18. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

19. Counterparts. This Option Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

20. Option Agreement Governs. By signing this Option Agreement, the Holder acknowledges that he or she has received a copy of the Plan and that the Option is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Option Agreement and the Holder’s Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Option Agreement and those of the Plan, the provisions of this Option Agreement shall control.

21. Taxes. By signing this Option Agreement, the Holder acknowledges that he or she shall be solely responsible for the satisfaction of any taxes, penalties, or interest that may arise (including taxes, penalties, and interest arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes.

BY THE HOLDER’S SIGNATURE BELOW, along with the signature of the Company’s representative, the Holder and the Company agree that the Option is awarded under and is governed by the terms and conditions of this Option Agreement and the Plan. The Holder acknowledges and agrees that all ADS Options previously held by the Holder have been canceled.

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

By:

Name:

Title:

HOLDER

The undersigned Holder hereby accepts the terms of this Option Agreement and the Plan.

By:

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

2012 STOCK INCENTIVE PLAN

Exhibit A

Plan Document

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

2012 STOCK INCENTIVE PLAN

Exhibit B

Designation of Beneficiary

In connection with the STOCK OPTION OPTION AGREEMENT (the “Option Agreement”) entered into on [insert date] between Advanced Disposal Waste Holdings Corp. (the “Company”) and [NAME], an individual residing at                                          (the “Holder”), the Holder hereby designates the person specified below as the beneficiary of the Holder’s interest in a stock option to purchase                  Shares (as defined in the Advanced Disposal Waste Holdings Corp. 2012 Stock Incentive Plan) of the Company awarded pursuant to the Option Agreement. This designation shall remain in effect until revoked in writing by the Holder.

Name of Beneficiary:

Address:

Social Security No.:

The Holder understands that this designation operates to entitle the above-named beneficiary to the rights of a beneficiary conferred by the Option Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Holder, including by delivery to the Company of a written designation of beneficiary executed by you on a later date.

Date:

By:
Holder

Sworn to before me this day of , 2012

Notary Public

County of
State of